UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIONEER DIVERSIFIED HIGH INCOME FUND, INC.

PIONEER FLOATING RATE FUND, INC.

PIONEER HIGH INCOME FUND, INC.

PIONEER MUNICIPAL HIGH INCOME ADVANTAGE FUND, INC.

PIONEER MUNICIPAL HIGH INCOME FUND, INC.

PIONEER MUNICIPAL HIGH INCOME OPPORTUNITIES FUND, INC.

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
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	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PIONEER DIVERSIFIED HIGH INCOME FUND, INC. (HNW)

PIONEER FLOATING RATE FUND, INC. (PHD)

PIONEER HIGH INCOME FUND, INC. (PHT)

PIONEER MUNICIPAL HIGH INCOME FUND, INC. (MHI)

PIONEER MUNICIPAL HIGH INCOME ADVANTAGE FUND, INC. (MAV)

PIONEER MUNICIPAL HIGH INCOME OPPORTUNITIES FUND, INC. (MIO)

15935 La Cantera Parkway

San Antonio, Texas 78256

June [ ], 2025

Dear Stockholder:

A Special Meeting of Stockholders (the “Special Meeting”) of each of Pioneer Diversified High Income Fund, Inc., Pioneer Floating Rate Fund, Inc., Pioneer High Income Fund, Inc., Pioneer Municipal High Income Fund, Inc., Pioneer Municipal High Income Advantage Fund, Inc. and Pioneer Municipal High Income Opportunities Fund, Inc. (each, a “Fund” and, collectively, the “Funds”), is scheduled to be held at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110, on July 17, 2025, at 2:00 p.m. (Eastern Time).

At this meeting, you will be asked to consider and vote on the liquidation and dissolution of your Fund (each, a “Liquidation”) pursuant to the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Funds (the “Board”) (the “Proposal”).

Amundi Asset Management US, Inc. (“Amundi US”), a wholly owned subsidiary of Amundi Holdings US, Inc. (“Amundi Holdings”), served as each Fund’s investment adviser until April 1, 2025. Prior to April 1, 2025, Amundi Holdings was a wholly owned subsidiary of Amundi Asset Management S.A.S. (“Amundi”). As previously announced, Amundi and Victory Capital Holdings, Inc. (“Victory Holdings”) entered into a definitive agreement to combine Amundi Holdings and Amundi US with Victory Holdings and Victory Holdings’ wholly-owned subsidiary Victory Capital Management Inc. (“Victory Capital”) (the “Transaction”). The Transaction closed on April 1, 2025 (the “Closing”). Each Fund’s investment advisory agreement with Amundi US terminated automatically upon the Closing.

In connection with the Transaction and in anticipation of the Closing, the Board approved, and submitted to stockholders for approval, a new investment advisory agreement with Victory Capital (the “New Agreement”). Fund stockholders were asked to approve the New Agreement at a special meeting scheduled for March 26, 2025. Each Fund postponed its meeting because it had not obtained a sufficient number of votes to approve the New Agreement. That meeting has not been rescheduled. Because stockholders did not approve the New Agreement prior to the Closing, the Fund entered into an interim investment advisory agreement (the “Interim Agreement”) with Victory Capital, which was approved by the Board and took effect upon the Closing. The Interim Agreement allows Victory Capital to manage each Fund for up to 150 days following the Closing to allow for further proxy solicitation and/or the Board’s consideration of different options for the Fund. After considering various options for the Funds, the Board declared the Liquidation of each Fund advisable, and recommended that the stockholders of each Fund vote “FOR” the Liquidation of their Fund.

The Board considered a variety of factors in approving the Liquidation of each Fund. These included, for each Fund: (i) the recent activity by a closed-end fund activist investor opposing approval of the New Agreement which made proxy solicitation difficult; (ii) the Fund’s postponement of its proposed stockholder meeting because it had not obtained a sufficient number of votes to approve the

New Agreement, the low number of votes cast in connection with the solicitation of proxies for the approval of the New Agreement, the sizable percentage of votes cast against the approval of the New Agreement and that the Fund believes that it is unlikely to obtain approval of the New Agreement; (iii) the impending termination of the Interim Agreement, which could leave the Fund without an investment adviser; (iv) the opportunity for holders of the Fund’s Common Stock to realize net asset value (less transaction costs associated with disposing of the Fund’s assets and certain other costs to be paid by the Fund) for their shares of Common Stock through the Liquidation, and holders of the Fund’s Preferred Stock to receive the liquidation preference for their shares; (v) the uncertain nature and timing, and anticipated costs, of a settlement agreement with the closed-end fund activist investor, and that, in any event, any such settlement agreement with a closed-end fund activist investor would be for a limited period of time only, and would not eliminate closed-end fund activist stockholder activities in the long term or avoid the legal and other costs that could result from any continued closed-end fund activist stockholder activities; and (vi) alternatives to the Liquidation, including pursuit of a merger with another fund, conversion to an open-end fund structure or ETF or conducting a tender offer, are less desirable than liquidation. After careful deliberation, the Board unanimously declared the Liquidation of each Fund advisable and recommended that stockholders vote FOR the Liquidation of their Fund. It is important that you vote your shares “FOR” the proposal promptly to ensure an orderly Liquidation of your Fund under the Board’s continued oversight.

The Board of each Fund knows of no other business to be presented for consideration at the Special Meeting. Under Maryland law relating to special meetings of stockholders, no business other than the matters stated in the Notice of Special Meeting may come before the Special Meeting.

Each Fund will hold a separate Special Meeting. Stockholders of each Fund will vote separately.

The Board recommends that you vote “FOR” the Liquidation of your Fund. However, before you vote, please read the full text of the joint proxy statement for an explanation of the proposal.

Your vote on this matter is important. Even if you plan to attend and vote in person at the Special Meeting, please promptly follow the enclosed instructions to submit voting instructions by telephone or over the internet. Alternatively, you may submit voting instructions by signing and dating your proxy card and returning it in the accompanying postage-paid return envelope. In order to ensure that shares will be voted in accordance with your instructions, please submit your proxy by July 16, 2025.

If you have any questions about the proposal to be voted on, please call the Funds at 1-800-488-8095.

Sincerely, Thomas Dusenberry President

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IMPORTANT NEWS FOR FUND STOCKHOLDERS

While we encourage you to read the full text of the enclosed Joint Proxy Statement, for your convenience, we have provided a brief overview of the matters to be voted on.

Questions and Answers

Q.	What matters will be voted on at the Special Meeting?

A.

Stockholders of each Fund are being asked to consider and vote on the Liquidation of their Fund pursuant to a Plan of Liquidation and Dissolution (the “Plan”) (the “Proposal”). The Board unanimously recommends that stockholders vote FOR the Proposal.

Q.	Why does the Board recommend that stockholders approve the Liquidation of their Fund?

A.

Amundi Asset Management US, Inc. (“Amundi US”), a wholly owned subsidiary of Amundi Holdings US, Inc. (“Amundi Holdings”), served as each Fund’s investment adviser until April 1, 2025. Prior to April 1, 2025, Amundi Holdings was a wholly owned subsidiary of Amundi Asset Management S.A.S. (“Amundi”). As previously announced, Amundi and Victory Capital Holdings, Inc. (“Victory Holdings”) entered into a definitive agreement to combine Amundi Holdings and Amundi US with Victory Holdings and Victory Holdings’ wholly-owned subsidiary Victory Capital Management Inc. (“Victory Capital”) (the “Transaction”). The Transaction closed on April 1, 2025 (the “Closing”). Each Fund’s investment advisory agreement with Amundi US terminated automatically upon the Closing. In connection with the Transaction and in anticipation of the Closing, the Board approved, and submitted to stockholders for approval, a new investment advisory agreement with Victory Capital (the “New Agreement”). Fund stockholders were asked to approve the New Agreement at a special meeting scheduled for March 26, 2025. Each Fund postponed its meeting because it had not obtained a sufficient number of votes to approve the New Agreement. Because stockholders did not approve the New Agreement prior to the Closing, the Fund entered into an interim investment advisory agreement (the “Interim Agreement”) with Victory Capital, which was approved by the Board and took effect upon the Closing. The Interim Agreement allows Victory Capital to manage each Fund for up to 150 days following the Closing to allow for further proxy solicitation and/or the Board’s consideration of different options for the Funds. After considering various options for the Funds, the Board declared the Liquidation of each Fund advisable, and recommended that stockholders vote “FOR” the Liquidation of their Fund.

At a Board meeting held on May 6, 2025, the Board considered a variety of factors in approving the Liquidation and the Plan for each Fund. These included, for each Fund: (i) the recent activity by a closed-end fund activist investor opposing approval of the New Agreement which made proxy solicitation difficult; (ii) the Fund’s postponement of its proposed stockholder meeting because it had not obtained a sufficient number of votes to approve the New Agreement, the low number of votes cast in connection with the solicitation of proxies for the approval of the New Agreement, the sizable percentage of votes cast against the approval of the New Agreement and that the Fund believes that it is unlikely to obtain approval of the New Agreement; (iii) the impending termination of the Interim Agreement, which could leave the Fund without an investment adviser; (iv) the opportunity for holders of the Fund’s Common Stock to realize net asset value (“NAV”) (less the costs of the Liquidation that are

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paid for by the Fund) for their shares of Common Stock through the Liquidation, and holders of the Fund’s Preferred Stock to receive the liquidation preference for their shares; (v) the uncertain nature and timing, and anticipated costs, of a settlement agreement with the closed-end fund activist investor and that, in any event, any such settlement agreement with a closed-end fund activist investor would be for a limited period of time only, and would not eliminate closed-end fund activist stockholder activities in the long term or avoid the legal and other costs that could result from any continued closed-end fund activist stockholder activities; and (vi) alternatives to the Liquidation, including pursuit of a merger with another fund, conversion to an open-end fund structure or ETF or conducting a tender offer, are less desirable than liquidation. In light of these factors, and after careful deliberation, the Board unanimously declared advisable the Liquidation of each Fund and recommended that stockholders vote FOR the Liquidation of their Fund.

If approved by stockholders, the Liquidation of a Fund will allow stockholders of the Fund’s Common Stock to realize net asset value, less transaction costs associated with disposing of the Fund’s assets and certain other costs to be paid by the Fund, for their Common Stock, and holders of the Fund’s Preferred Stock to receive the liquidation preference amount for their shares.

Q:	What will happen if the Liquidation of a Fund is not approved at the Special Meeting?

A:

If stockholders do not approve the Liquidation of a Fund, that Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies while the Board considers what, if any, steps to take in the best interest of the Fund and its stockholders, including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to stockholders for consideration. Absent relief permitted by an exemption or interpretive position of the U.S. Securities and Exchange Commission or its staff, the Interim Agreement will terminate 150 days from the Closing, even if stockholders do not approve the Liquidation.

Q:	How could the Liquidation affect Fund stockholders?

A:

If the Liquidation of a Fund is approved, the Fund will wind up its business, convert any remaining portfolio securities to cash and make one or more liquidating distributions to stockholders. If the Liquidation of a Fund is approved by stockholders, the Fund may deviate from its investment objective and strategies to ensure an orderly liquidation and dissolution, and may invest the proceeds from sales of its portfolio securities in cash or cash equivalent securities as soon as is reasonable and practicable depending on market conditions and consistent with the terms of the Plan.

As a result of its Liquidation, a Fund’s assets are expected to be distributed in one or more cash payments in complete cancellation of all of the outstanding shares of Common Stock and Preferred Stock of the Fund. The Liquidation will generally be a taxable event for stockholders that are subject to U.S. federal income tax. Any such stockholder that receives a distribution in the Liquidation will generally realize capital gain or loss in an amount equal to the difference between the total amount of the liquidation distribution(s) received and the stockholder’s adjusted basis in the Fund shares. Stockholders are urged to consult their tax advisor with regard to the specific tax consequences of the Liquidation of their Fund. For a brief discussion

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of certain U.S. federal income tax considerations resulting from the Liquidation, see “General Income Tax Consequences” below.

Q:	Will the Funds pay for the expenses of the Liquidation?

A:

The expenses of each Fund’s Liquidation that are to be paid by the Fund will be paid (or set aside by the Fund for payment) prior to the Fund’s payment of liquidating distributions to stockholders, including transaction costs associated with disposing of the Fund’s assets. The Board considered the terms and conditions of the Plan, including that the Plan contemplates that certain of the costs of the Liquidation of each Fund (including legal, printing and proxy solicitation expenses) will be paid by Victory Capital. Transaction costs associated with disposing of the Fund’s assets will be paid by the Fund. The costs of the Liquidation of the Funds, exclusive of transaction costs and certain other costs, are estimated to be approximately $670,000 and will be borne by Victory Capital.

Q:	Who is eligible to vote?

A:	Stockholders of a Fund as of the close of business on June 9, 2025 (he “Record Date”) are eligible to vote at the Special Meeting with respect to the Liquidation of their Fund.

Q.	Whom do I call if I have questions?

A.	If you need more information, or have any questions about voting, please call the Funds at 1-800-488-8095.

Q.	How do I vote my shares?

A.

You can provide voting instructions by telephone by calling the toll-free number on the enclosed proxy card(s) or by computer by going to the internet address provided on the proxy card(s) and following the instructions, using your proxy card(s) as a guide. Alternatively, you can authorize your proxy to vote your shares by signing and dating the enclosed proxy card(s), and mailing it in the enclosed postage-paid envelope. You also may attend the meeting and vote in person. However, even if you intend to attend the meeting in person, we encourage you to provide voting instructions by one of the methods described above.

It is important that you vote promptly. In order to ensure that shares will be voted in accordance with your instructions, please submit your proxy by July 16, 2025.

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PIONEER DIVERSIFIED HIGH INCOME FUND, INC. (HNW)

PIONEER FLOATING RATE FUND, INC. (PHD)

PIONEER HIGH INCOME FUND, INC. (PHT)

PIONEER MUNICIPAL HIGH INCOME FUND, INC. (MHI)

PIONEER MUNICIPAL HIGH INCOME ADVANTAGE FUND, INC. (MAV)

PIONEER MUNICIPAL HIGH INCOME OPPORTUNITIES FUND, INC. (MIO)

15935 La Cantera Parkway

San Antonio, Texas 78256

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Scheduled To Be Held July 17, 2025

To the stockholders of Pioneer Diversified High Income Fund, Inc., Pioneer Floating Rate Fund, Inc., Pioneer High Income Fund, Inc., Pioneer Municipal High Income Fund, Inc., Pioneer Municipal High Income Advantage Fund, Inc. and Pioneer Municipal High Income Opportunities Fund, Inc.:

A special meeting of stockholders (the “Special Meeting”) of each of Pioneer Diversified High Income Fund, Inc., Pioneer Floating Rate Fund, Inc., Pioneer High Income Fund, Inc., Pioneer Municipal High Income Fund, Inc., Pioneer Municipal High Income Advantage Fund, Inc. and Pioneer Municipal High Income Opportunities Fund, Inc. (each, a “Fund” and, collectively, the “Funds”), is scheduled to be held at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110, on July 17, 2025, at 2:00 p.m. (Eastern Time), to consider and vote on the following proposal, as more fully described in the accompanying Joint Proxy Statement:

PROPOSAL:	To approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution as described in the Joint Proxy Statement (the “Proposal”).

The Board of Directors (the “Board”) of each Fund knows of no other business that will be presented for consideration at the Special Meeting. Under Maryland law relating to special meetings of stockholders, no business other than matters stated in this Notice may come before the Special Meeting.

The Board has fixed the close of business on June 9, 2025 as the record date for the determination of the stockholders of record of a Fund entitled to notice of and to vote at such Fund’s Special Meeting and any adjournment or postponement thereof.

The Board unanimously recommends that you vote on the enclosed proxy card “FOR” the Proposal.

Please read this Joint Proxy Statement carefully and vote on the enclosed proxy card or by internet or telephone as recommended by the Board. Whether or not you expect to attend the Special Meeting, and in order to facilitate timely receipt of your proxy vote, we urge you to sign, date and return the enclosed proxy card or vote by internet or telephone as promptly as possible. Voting now will not limit your right to change your vote or to attend the Special Meeting.

Important Notice Regarding the Availability of

Proxy Materials for the Special Meeting of Stockholders to be Held on July 17, 2025:

Our Joint Proxy Statement is attached. Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including the Joint Proxy Statement and the proxy card(s), and by notifying you of the availability of these proxy materials on the internet. This Notice and the attached Joint Proxy Statement are available on the internet at [ ].

By order of each Board of Directors, Patricia McClain Secretary

San Antonio, Texas

June [ ], 2025

PIONEER DIVERSIFIED HIGH INCOME FUND, INC. (HNW)

PIONEER FLOATING RATE FUND, INC. (PHD)

PIONEER HIGH INCOME FUND, INC. (PHT)

PIONEER MUNICIPAL HIGH INCOME FUND, INC. (MHI)

PIONEER MUNICIPAL HIGH INCOME ADVANTAGE FUND, INC. (MAV)

PIONEER MUNICIPAL HIGH INCOME OPPORTUNITIES FUND, INC. (MIO)

15935 La Cantera Parkway

San Antonio, Texas 78256

JOINT PROXY STATEMENT

PART I

This Joint Proxy Statement is furnished in connection with the solicitation by the Board of Directors (each, a “Board” and each Board member, a “Director”) of each of Pioneer Diversified High Income Fund, Inc., Pioneer Floating Rate Fund, Inc., Pioneer High Income Fund, Inc., Pioneer Municipal High Income Fund, Inc., Pioneer Municipal High Income Advantage Fund, Inc. and Pioneer Municipal High Income Opportunities Fund, Inc. (each, a “Fund” and, collectively, the “Funds”) of proxies to be voted at a special meeting of stockholders of each such Fund to be held at 2:00 p.m. (Eastern time) on July 17, 2025, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110 (the “Special Meeting”), and at any and all adjournments or postponements thereof. The Special Meeting will be held for the purposes set forth in the accompanying Notice of Special Meeting.

Each Fund has determined to use this Joint Proxy Statement for the Special Meeting in light of the similar matters being considered and voted on by the stockholders of each of the Funds. There are two parts to this Joint Proxy Statement. Part I sets forth and discusses the Proposal being submitted for stockholder approval. Part II provides important additional information that should be reviewed in considering the Proposal set forth in Part I. Stockholders should review both Part I and Part II before voting on the Proposal. This Joint Proxy Statement and the accompanying materials are being mailed by the Boards on or about June [ ], 2025.

Each Fund is organized as a Maryland corporation. Each Fund is a registered management investment company.

Stockholders of record of a Fund at the close of business on June 9, 2025 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting of such Fund. With respect to the Proposal, each whole share shall be entitled to one vote and each fractional share shall be entitled to a proportionate fractional vote. Stockholders are not entitled to any appraisal rights as the result of the Proposal to be considered at the Special Meeting.

The number of shares of each Fund outstanding as of the close of business on June 9, 2025 is shown in Part II, Section 2.

Each Fund of which you are a stockholder is named on the proxy card(s) included with this Joint Proxy Statement. If you own shares in more than one Fund as of the Record Date, you will receive one proxy card per such Fund. Even if you plan to attend the Special Meeting, please sign, date and return EACH proxy card you receive; or if you provide voting instructions by telephone or over the internet, please vote on the proposals affecting EACH Fund you own. If you provide voting instructions by telephone or over the internet, you will be asked to enter a unique code that has been assigned to you, which is printed on your proxy card(s). This code is designed to confirm your identity, provide access into the voting sites and confirm that your instructions are properly recorded.

Shares represented by properly executed proxies received prior to the Special Meeting will be voted at the Special Meeting. On the matters coming before the Special Meeting as to which a stockholder has specified a choice on that stockholder’s proxy, the shares will be voted accordingly.

If a proxy card is properly executed and returned and no choice is specified with respect to the Proposal, the shares will be voted “FOR” the liquidation and dissolution of the applicable Fund. Stockholders who execute a proxy card or provide voting instructions by telephone or over the internet may revoke them with respect to a proposal (1) by filing with the applicable Fund a written notice of revocation (addressed to the Secretary of the Fund at the principal executive offices of the Fund at the address above), (2) by delivering a duly executed proxy bearing a later date or (3) by attending the Special Meeting and voting in person, in all cases prior to the exercise of the authority granted in the proxy card. Merely attending the Special Meeting, however, will not revoke any previously executed proxy. If you hold shares through a bank or other intermediary, please consult your bank or intermediary regarding your ability to revoke voting instructions after such instructions have been provided.

Satisfactory evidence of ownership of Fund shares as of the Record Date will be required to attend and to vote at the Special Meeting. If you plan to attend the Special Meeting at the location specified in the Notice of Special Meeting, we request that you bring photographic identification, which should match the name on the proxy card(s) you were sent with this Joint Proxy Statement, and a copy of your proxy card(s).

Annual reports are sent to stockholders of record of each Fund following the Fund’s fiscal year end. Each Fund’s fiscal year end is set forth in Part II, Section 1, of this Joint Proxy Statement. Each Fund will furnish, without charge, a copy of its annual report and most recent semi-annual report succeeding the annual report, if any, to a stockholder upon request. Such requests should be directed to the Fund at 15935 La Cantera Parkway, San Antonio, Texas 78256 or by calling toll free at 1-800-225-6292. Copies of annual and semi-annual reports of each Fund are also available on the Funds’ website at www.pioneerinvestments.com and on the EDGAR Database on the U.S. Securities and Exchange Commission’s internet site at www.sec.gov.

Please note that only one annual or semi-annual report or Joint Proxy Statement may be delivered to two or more stockholders of a Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual report or the Joint Proxy Statement, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, stockholders should contact the applicable Fund at the address and phone number set forth above.

Vote Required and Manner of Voting Proxies

A quorum of stockholders is required to take action at each Special Meeting.

For each of Pioneer Diversified High Income Fund, Inc., Pioneer Floating Rate Fund, Inc., Pioneer High Income Fund, Inc. and Pioneer Municipal High Income Opportunities Fund, Inc.: the presence in person or by proxy of holders of Common Stock of the Fund entitled to cast a majority of the votes entitled to be cast at the Special Meeting by holders of stock of such Fund shall constitute a quorum for the transaction of business at the Special Meeting.

For each of Pioneer Municipal High Income Fund, Inc. and Pioneer Municipal High Income Advantage Fund, Inc.: the presence in person or by proxy of holders of Common Stock and Preferred Stock of a Fund entitled to cast a majority of the votes entitled to be cast at the Special Meeting by holders of stock of such Fund (without regard to class) shall constitute a quorum for the transaction of business at the Special Meeting.

Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspectors of election appointed for the Special Meeting. The inspectors of election, who are employees of the proxy solicitor engaged by Victory Capital Management, Inc., on behalf of the Funds, will determine whether or not a quorum is present at the Special Meeting.

The inspectors of election will treat abstentions and “broker non-votes” as present for purposes of determining a quorum. “Broker non-votes” are shares held by brokers or nominees, typically in “street name,” as to which proxies have been returned but (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter because the proposal is considered non-routine under the rules of the New York Stock Exchange. The Proposal is considered non-routine under the rules of the New York Stock Exchange. Accordingly, because stockholders are being asked to vote only on non-routine proposals, there will be no broker non-votes at the Special Meeting.

If you hold your shares directly (i.e., not through a broker-dealer, bank or other financial institution), and if you return a signed proxy card that does not specify how you wish to vote on a proposal, your shares will be voted “FOR” the Proposal.

Broker-dealer firms holding shares of a Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the Proposals before the Special Meeting. A broker-dealer that is a member of the New York Stock Exchange and that has not received instructions from a customer or client on or prior to the date specified in the broker-dealer firm’s request for voting instructions may not vote such customer’s or client’s shares with respect to non-routine proposals, including the Proposal.

In accordance with the Charter of each Fund, a majority of all of the votes entitled to be cast at a meeting of stockholders duly called and at which a quorum is present is required to approve the Proposal.

For each of Pioneer Municipal High Income Fund, Inc. and Pioneer Municipal High Income Advantage Fund, Inc., the holders of Common Stock and Preferred Stock of each Fund shall vote together as a single class with respect to the Proposal. If the Liquidation is approved by stockholders of Pioneer Municipal High Income Fund, Inc. and Pioneer Municipal High Income Advantage Fund, Inc.,

then each Fund will call for redemption and redeem all of its outstanding shares of Preferred Stock prior to Liquidation and, accordingly, there will be no outstanding shares of Preferred Stock of Pioneer Municipal High Income Fund, Inc. or Pioneer Municipal High Income Advantage Fund, Inc. at the time of the Fund’s Liquidation.

Abstentions and broker non-votes, if any, will be treated as votes “AGAINST” the Proposal. As noted above, broker non-votes are not expected with respect to the Proposal.

Adjournments and Postponements

The Special Meeting with respect to one or more Funds may, by action of the Chair of the Special Meeting and without any action by stockholders, be adjourned from time to time with respect to one or more matters to be considered at the Special Meeting to a later date and time and at a place announced at the Special Meeting, whether or not a quorum is present with respect to such matter, and the Special Meeting may be held as adjourned without further notice other than announcement at the Special Meeting and provided that the new Special Meeting date is not more than 120 days from the Record Date.

The Special Meeting with respect to one or more Funds may be postponed prior to the Special Meeting for that Fund. If the Special Meeting for a Fund is postponed, the Fund will give notice of the postponement to stockholders.

PROPOSAL: TO APPROVE THE LIQUIDATION AND DISSOLUTION OF THE FUND

This summary is qualified in its entirety by reference to the additional information contained elsewhere in the proxy statement and the Plan of Liquidation and Dissolution (the “Plan”), a form of which is attached to this proxy statement in Part II, Section 6.

At a Board meeting held on May 6, 2025, the Board unanimously declared advisable a proposal to liquidate and dissolve each Fund (for each Fund, a “Liquidation”) pursuant to the Plan. At the Special Meeting, stockholders of each Fund will be asked to approve the Liquidation of their Fund pursuant to the Plan, which is described further below. The Board unanimously recommends that stockholders of each Fund vote FOR this Proposal.

If stockholders of a Fund approve the Liquidation of their Fund pursuant to the Plan, the Fund’s management, under the oversight of the Board, will wind up the Fund’s affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. The Fund will then set aside, in cash or cash equivalents, the amount of all known or reasonably ascertainable liabilities and obligations of the Fund and make one or more liquidating distributions of the remaining cash to stockholders. The amounts to be distributed to stockholders of a Fund upon Liquidation of their Fund will be reduced by the ordinary expenses and liabilities of the Fund, as described in more detail below. If a Fund’s stockholders approve the Proposal, the Fund will publicly announce important dates with respect to the Liquidation when they are determined.

Background

Pioneer Diversified High Income Fund, Inc. is organized as a Maryland corporation. Prior to April 21, 2021, the Fund was organized as a Delaware statutory trust. On April 21, 2021, the Fund redomiciled to a Maryland corporation through a statutory merger of the predecessor Delaware statutory trust with and into a newly-established Maryland corporation formed for the purpose of effecting the redomiciling. The Fund was originally organized on January 30, 2007. The Fund commenced operations on May 30, 2007. The investment objective of the Fund is to seek a high level of current income and the Fund may, as a secondary objective, also seek capital appreciation to the extent that it is consistent with its investment objective. As of June 9, 2025, the Fund’s total managed assets were $[ ].

Pioneer Floating Rate Fund, Inc. is organized as a Maryland corporation. Prior to April 21, 2021, the Fund was organized as a Delaware statutory trust. On April 21, 2021, the Fund redomiciled to a Maryland corporation through a statutory merger of the predecessor Delaware statutory trust with and into a newly-established Maryland corporation formed for the purpose of effecting the redomiciling. The Fund was originally organized on October 6, 2004. The Fund commenced operations on December 28, 2004. The investment objective of the Fund is to seek a high level of current income and the Fund may, as a secondary objective, also seek capital appreciation to the extent that it is consistent with its investment objective. As of June 9, 2025, the Fund’s total managed assets were $[ ].

Pioneer High Income Fund, Inc. is organized as a Maryland corporation. Prior to April 21, 2021, the Fund was organized as a Delaware statutory trust. On April 21, 2021, the Fund redomiciled to a Maryland corporation through a statutory merger of the predecessor Delaware statutory trust with and into a newly-established Maryland corporation formed for the purpose of effecting the redomiciling. The Fund was originally organized on January 30, 2002. The Fund commenced operations on April 26, 2002. The investment objective of the Fund is to provide a high level of current income and the Fund may, as a secondary objective, also seek capital appreciation to the extent that it is consistent with its investment objective. As of June 9, 2025, the Fund’s total managed assets were $[ ].

Pioneer Municipal High Income Advantage Fund, Inc. is organized as a Maryland corporation. Prior to April 21, 2021, the Fund was organized as a Delaware statutory trust. On April 21, 2021, the Fund redomiciled to a Maryland corporation through a statutory merger of the predecessor Delaware statutory trust with and into a newly-established Maryland corporation formed for the purpose of effecting the redomiciling. The Fund was originally organized on August 6, 2003. The Fund commenced operations on October 20, 2003. The investment objective of the Fund is to seek a high level of current income exempt from regular federal income tax, and the Fund may, as a secondary objective, also seek capital appreciation to the extent that it is consistent with its primary investment objective. As of June 9, 2025, the Fund’s total managed assets were $[ ].

Pioneer Municipal High Income Fund, Inc. is organized as a Maryland corporation. Prior to April 21, 2021, the Fund was organized as a Delaware statutory trust. On April 21, 2021, the Fund redomiciled to a Maryland corporation through a statutory merger of the predecessor Delaware statutory trust with and into a newly-established Maryland corporation formed for the purpose of effecting the redomiciling. The Fund was originally organized on March 13, 2003. The Fund commenced operations on July 21, 2003. The investment objective of the Fund is to seek a high level of current income exempt from regular federal income tax, and the Fund may, as a secondary objective, also seek capital appreciation to the extent that it is consistent with its primary investment objective. As of June 9, 2025, the Fund’s total managed assets were $[ ].

Pioneer Municipal High Income Opportunities Fund, Inc. is organized as a Maryland corporation. The Fund commenced operations on August 6, 2021. The Fund’s primary investment objective is to provide holders of the Fund’s common stock with a high level of current income exempt from regular federal income tax. As a secondary investment objective, the Fund may seek capital appreciation to the extent consistent with its primary investment objective. As of June 9, 2025, the Fund’s total managed assets were $[ ].

Amundi Asset Management US, Inc. (“Amundi US”), a wholly owned subsidiary of Amundi Holdings US, Inc. (“Amundi Holdings”), served as each Fund’s investment adviser until April 1, 2025. Prior to April 1, 2025, Amundi Holdings was a wholly owned subsidiary of Amundi Asset Management S.A.S. (“Amundi”). As previously announced, Amundi and Victory Capital Holdings, Inc. (“Victory Holdings”) entered into a definitive agreement to combine Amundi Holdings and Amundi US with Victory Holdings and Victory Holdings’ wholly-owned subsidiary Victory Capital Management Inc. (“Victory Capital”) (the “Transaction”). The Transaction closed on April 1, 2025 (the “Closing”). Each Fund’s investment advisory agreement with Amundi US terminated automatically upon the Closing.

In connection with the Transaction and in anticipation of the Closing, the Fund’s Board approved, and submitted to stockholders for approval, a new investment advisory agreement with Victory Capital (the “New Agreement”). Fund stockholders were asked to approve the New Agreement at a special meeting scheduled for March 26, 2025. Each Fund postponed its meeting because it had not obtained a sufficient number of votes to approve the New Agreement. Because stockholders did not approve the New Agreement prior to the Closing, the Fund entered into an interim investment advisory agreement (the “Interim Agreement”) with Victory Capital, which was approved by the Board and took effect upon the Closing. The Interim Agreement allows Victory Capital to manage each Fund for up to 150 days following the Closing to allow for further proxy solicitation and/or the Board’s consideration of different options for the Funds. After considering various options for the Funds, the Board declared the Liquidation of each Fund advisable, and recommended that stockholders vote ”FOR” the Liquidation of their Fund.

If stockholders do not approve the Liquidation of a Fund, that Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies while the Board considers what, if any, steps to take in the best interest of the Fund and its stockholders, including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to stockholders for consideration. Absent relief permitted by an exemption or interpretive position of the U.S. Securities and Exchange Commission or its staff, the Interim Agreement will terminate 150 days from the Closing, even if stockholders do not approve the Liquidation.

Board Considerations in Approving the Liquidation of each Fund

In approving, and recommending that stockholders of each Fund approve, the Liquidation of their Fund pursuant to the Plan, the Board considered the following factors, among others, with respect to each Fund, and determined that, particularly when such factors are considered together, such factors argued for the liquidation of each Fund:

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Unlikelihood of Approval of the Investment Advisory Agreement. The Board considered that opposition to the approval of the New Agreement by a closed-end fund activist investor (an investor that has a history of seeking short-term profits for itself and its clients at the expense of other fund stockholders) made proxy solicitation difficult. The Board considered that the Fund postponed its proposed stockholder meeting because it had not obtained a sufficient number of votes to approve the New Agreement. The Board considered the low number of votes cast in connection with the solicitation of proxies for the approval of the New Agreement and the sizable percentage of votes cast against the approval of the New Agreement. The Board also considered representations from Victory Capital, the Fund’s investment adviser, in consultation with the Fund’s proxy solicitor for the special meeting to approve the New Agreement, that the closed-end fund activist investor activity opposing the approval of the New Agreement, and the composition of the stockholders of the Fund, causes Fund management to believe that it is unlikely that the Fund would obtain stockholder approval of the New Agreement.

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Closed-End Fund Activist Stockholder Base for MAV, MHI and MIO. Public filings indicate that a significant portion of the shares of Common Stock of each of MAV, MHI and MIO are held by a closed-end fund activist investor opposing the approval of the New Agreement. The Board considered that the significant ownership of shares of MAV, MHI and MIO by the closed-end fund activist investor and its solicitation of proxies against the New Agreement makes obtaining stockholder approval of the New Agreement for those Funds especially unlikely. The Board noted that the activist continues to increase its ownership of shares of MAV, MHI and MIO. The Board noted that the closed-end fund activist investor has solicited proxies opposing the approval of the New Agreement for HNW, PHD and PHT.

The Board considered the uncertain nature and timing, and anticipated costs, of a settlement agreement with the closed-end fund activist investor. The Board considered that any such settlement agreement with the closed-end fund activist investor would be for a limited period of time only, and would not eliminate closed-end fund activist stockholder activities in the long term. The Board considered that the closed-end fund activist investor had indicated that it would support Fund stockholders receiving NAV for their shares. The Board considered that, for each Fund, the Liquidation would avoid legal and other costs that could result from any continued closed-end fund activist stockholder activities, in the short term and the long term.

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Impending Termination of the Interim Agreement. The Board considered that Victory Capital is managing the Fund under the Interim Agreement, that the Interim Agreement will terminate on August 29, 2025, 150 days from the Closing, and that the impending termination of the Interim Agreement could leave the Fund without an investment adviser to conduct the Fund’s investment operations at some point in the future after the expiration of the 150 day period.

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Realization of NAV. The Board considered that, if approved by Fund stockholders, the Liquidation would allow stockholders of the Fund’s Common Stock to realize NAV (less the costs of the Liquidation that are paid for by the Fund) for their shares, which would allow them to avoid the discount to NAV that stockholders would currently realize if they sold their shares in the market. In addition, stockholders of the Fund’s Preferred Stock would receive the liquidation preference amount for their shares of $100,000 per share plus an amount equal to all accumulated but unpaid dividends thereon.

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Orderly Liquidation Process. If the Liquidation is approved at the Special Meeting, management of the Fund, under the oversight of the Board and the Fund’s officers, will take steps to sell the Fund’s portfolio securities, discharge (or arrange payment of) the Fund’s liabilities, and distribute to stockholders any liquidating distributions from the Fund’s remaining assets, as described further below. The Board considered information from the Fund’s investment adviser regarding the liquidity profile of the Fund’s portfolio holdings, including the ability to convert such holdings to cash and cash equivalents to facilitate the Liquidation.

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Tax Consequences. The Board considered that, if the Liquidation is approved, the Fund would intend to continue to qualify to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for its final fiscal period preceding the Liquidation. As a result, the Fund may need to distribute undistributed net investment income, net tax-exempt income and/or net capital gains to stockholders in connection with the Liquidation. At the stockholder level, the tax consequences of the Liquidation will generally depend upon the difference between the proceeds a stockholder receives in the Liquidation and the stockholder’s adjusted tax basis in the Fund’s shares for U.S. federal income tax purposes. In evaluating the Fund’s options, the Board considered that stockholders would have the opportunity to consider those tax consequences in voting to approve or not approve the Liquidation.

●	Terms and Conditions of the Plan. The Board considered the terms and conditions of the Plan, including that the Plan contemplates that certain of the costs and expenses of the

Liquidation (including legal, printing and proxy solicitation expenses) will be paid by Victory Capital. Transaction costs associated with disposing of the Fund’s assets and certain other costs will be paid by the Fund. The costs and expenses of the Liquidation of the Funds, exclusive of transaction costs, are estimated to be approximately $670,000 and will be borne by Victory Capital.

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Alternatives to the Liquidation are Less Desirable. The Board considered, and discussed with Fund management, alternatives to the Liquidation, including a possible merger with another closed-end fund or with an open-end fund, converting the Fund from a closed-end investment company to an open-end investment company or ETF or commencing a substantial tender offer. The Board recognized that stockholders had chosen to invest in a closed-end fund that uses leverage in an effort to achieve its investment objective and that merging with or converting the Fund into an open-end fund or ETF would limit the ability to use leverage in the same manner. The Board also considered that certain investments that are suitable for a closed-end fund generally may not be suitable for open-end funds or ETFs. The Directors determined that none of these measures were advisable. In making this determination the Board considered, among other things:

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Merger into an Open-End Fund— Victory Capital discussed with the Board the option of merging the Fund into an existing open-end fund managed by Victory Capital and represented to the Board that a substantial number of the Fund’s shares would likely be redeemed upon consummation of such a merger. The Board also considered that, unlike the Fund, an open-end fund would be limited in its ability to use leverage and invest in less liquid securities.

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Conversion to an Open-End Fund or ETF—The Board considered Victory Capital’s view that, given its asset size, converting the Fund to an open-end fund or an ETF would cause the Fund to become a less desirable investment for long-term stockholders, as the change to an open-end fund or an ETF would lead to a significant reduction in the Fund’s assets (due to likely redemptions). The Board also considered that, as an open-end fund or an ETF, the Fund would also be limited in its use of leverage and that each Fund would have a decreased ability to benefit from exposure to less liquid securities. The Board considered that converting the Fund to an open-end fund or an ETF would allow stockholders seeking liquidity to redeem their shares at NAV following the effective date of open-ending. Victory Capital discussed with the Board that, based on Victory Capital’s expectations, activist and other institutional stockholders would redeem their investment at NAV as soon as the conversion was accomplished. Furthermore, each of MAV and MHI would be required to redeem the Fund’s shares of Preferred Stock in the event the Fund were converted to an open-end fund or an ETF. The Board considered Victory Capital’s view that, in the event the Fund were converted to an open-end fund or an ETF, the Fund’s operating expenses would increase substantially if a large number of Fund’s stockholders redeemed their shares, which would make it more difficult to attract new investors, and the Fund generally would not have sufficient appeal as a new open-end fund or ETF to replace the loss of assets in the near term. The Board also considered the likelihood that the Fund would be required to hold significantly higher cash balances than it does currently to deal with possible redemptions, and would pay lower dividends. The Board agreed with Victory Capital’s view that converting the Fund to an open-end fund or an ETF is not in the Fund’s or its stockholders’ best interests.

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Merging into Another Closed-End Fund—The Board considered that the Fund’s activist investors are unlikely to respond favorably to a proposal to merge the Fund with another closed-end fund, whether managed by Victory Capital or another investment adviser, with shares trading at a similar or larger discount. This lack of support would make it difficult to obtain the affirmative vote of a majority of the Fund’s outstanding shares necessary to approve such a reorganization. The Board considered Victory Capital’s view that obtaining approval from activist investors would be particularly difficult without first conducting a significant tender offer at or close to NAV for the Fund’s shares of Common Stock. Such a tender offer would further reduce the Fund’s assets, thereby increasing the difficulty and expense of successfully completing a reorganization.

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Tender Offer—The Board believes that a significant tender offer for shares of Common Stock of the Fund resulting in a significant reduction in the size of the Fund would result in increased costs for long-term stockholders who do not tender. Victory Capital discussed with the Board that, to finance such a tender offer, the Fund would likely need to liquidate a significant portion of its portfolio holdings in a relatively short time to raise cash to meet tender requests, and that such a sale of portfolio securities could exert downward pressure on the prices of certain portfolio securities, thereby increasing the amount of such securities that the Fund would be required to sell. In addition, the sale of a significant portion of the Fund’s portfolio and the subsequent distribution of cash to satisfy tender requests would reduce the Fund’s total assets significantly, which would likely cause the Fund’s expense ratio to increase. In addition, Victory Capital discussed with the Board its view that, while a tender offer might result in a further reduction in the discount in the short term, it is unlikely to have a lasting effect.

After consideration of the foregoing factors, among other information deemed relevant by the Board, the Board determined to approve the Liquidation and the Plan for each Fund and recommended that stockholders of each Fund approve the Liquidation of their Fund pursuant to the Plan. A copy of the Plan is attached hereto in Part II, Section 6.

If the Liquidation of a Fund is approved by the Fund’s stockholders, Victory Capital, under the oversight of the Board and the officers of the Fund, will proceed to wind up the Fund’s affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions.

Summary of Plan of Liquidation and Dissolution

The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is attached hereto in Part II, Section 6. Stockholders are urged to read the Plan in its entirety.

Effective Date of the Plan. The Plan will become effective for a Fund only upon the approval of the Proposal by a majority of all of the votes entitled to be cast with respect to the Fund at the

Special Meeting and any adjournments or postponements thereof, and at which a quorum is present (the “Effective Date”).

Cessation of Business. After the Effective Date, each Fund shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund’s liabilities, and distributing its remaining assets to the stockholders in accordance with this Plan.

Fixing of Interests and Closing of Books. The proportionate interests of stockholders in the assets of each Fund will be fixed on the basis of their holdings on the determined record date for the Liquidation (the “Determination Date”). On the Determination Date, the books of each Fund will be closed. Thereafter, unless the books of a Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders’ respective interests in the Fund’s assets will not be transferable by the negotiation of share certificates and the Fund’s shares will cease to be traded on the applicable exchange.

Liquidation of Assets and Payment of Debts. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of each Fund shall be converted to cash or cash equivalents, and each Fund shall pay, or make reasonable provision to pay, in full all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the final Liquidating Distribution (as defined below) provided for in the Plan.

Declaration of Dividend. As part of the Plan, with the intention to eliminate all liability of each Fund for corporate-level U.S. federal income and excise tax imposed pursuant to the Code, each Fund will declare such one or more dividends as the Treasurer of the Fund may deem necessary or appropriate.

Liquidation Distributions. As soon as reasonably practicable after the Effective Date and following the payment or other provision for all liabilities and expenses of each Fund, including the redemption of the Preferred Stock of each of MAV and MHI, the remaining assets of each Fund will be distributed to the holders of shares of the Fund (each distribution, a “Liquidating Distribution”). The Board considered the terms and conditions of the Plan, including that the Plan contemplates that certain of the costs and expenses of the Liquidation of a Fund (including legal, printing and proxy solicitation expenses) will be paid by Victory Capital. Transaction costs associated with disposing of the Fund’s assets and certain other costs will be paid by the Fund. The costs and expenses of the Liquidation of the Funds, exclusive of transaction costs, are estimated to be approximately $670,000 and will be borne by Victory Capital.

Each of Pioneer Municipal High Income Fund, Inc. and Pioneer Municipal High Income Advantage Fund, Inc. are expected to call for redemption and redeem all of its outstanding shares of Preferred Stock prior to Liquidation and, accordingly, there will be no outstanding shares of Preferred Stock of Pioneer Municipal High Income Fund, Inc. or Pioneer Municipal High Income Advantage Fund, Inc. at the time of the Fund’s Liquidation.

Liquidating Trust. Each Fund may place into a liquidating trust for the benefit of stockholders (the “Liquidating Trust”) any illiquid portfolio securities that cannot be liquidated at a reasonable price on or before the payment of the final Liquidating Distribution. The Liquidating Trust may make additional distributions to stockholders upon the sale of such illiquid securities.

Unmarketable Securities. Each of Pioneer Diversified High Income Fund, Inc. and Pioneer High Income Fund, Inc. currently owns certain securities that are valued at or near zero and cannot be transferred or disposed of by the Fund as of the Effective Date due to sanctions imposed by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC) (the “Unmarketable Securities”).

The Plan provides that if, at the Effective Date, a Fund holds Unmarketable Securities, the Fund (A) will continue to hold such Unmarketable Securities for the period from the Effective Date through the Termination Date (as defined below), and (B) will instruct its custodian to continue to maintain a record of the Fund’s ownership of those Unmarketable Securities on its books and records. The Plan provides that if, at any time prior to the termination of a Fund, Victory Capital determines that legal, regulatory, or market developments have occurred so that the Fund may lawfully sell securities now valued at or near zero in transactions on the principal exchange for such securities then, unless Victory Capital determines that temporarily delaying such a sale would be in the best interests of Fund stockholders (including with respect to best execution obligations), Victory Capital will retain a broker, dealer, transition manager, or entity acting in a similar capacity to sell those securities as soon as reasonably practicable consistent with seeking best execution for the Fund. The fees and expenses of any such transition manager will be paid solely from the proceeds of any sale of securities effected by it. The Fund alternatively may sell securities now valued at or close to zero in private transactions at a time when the Fund is not able to sell the securities on their principal exchanges if Victory Capital considers that such sales would be appropriate. The Fund will distribute the net proceeds of any sale of such securities after their receipt or defer distribution to permit the Fund to aggregate the proceeds of multiple sales into a single distribution.

Termination Date. The Plan provides that a Fund will be terminated (A) after payment of the final liquidating distribution and redemption of all outstanding shares of the Fund or as soon as practicable thereafter; (B) after all securities owned by the Fund at the time cease, by governmental or other action, to represent valid legal interests of the Fund in their issuers; or (C) if earlier than (A) or (B), on a date on or after December 31, 2026, as determined by the Board of the Fund upon recommendation of Victory Capital (the “Termination Date”). Any determination to terminate the Fund under clause (C) will be made by the Board, including a majority of the Directors who are not “interested persons” of the Fund, as such term is defined in Section 2(a)(19) of the 1940 Act (the “independent Directors”), upon a recommendation by Victory Capital. In the case of (B) or (C), immediately prior to the Termination Date any remaining Unmarketable Securities will be written off of the records of the Fund and disposed of in a manner determined by Victory Capital, subject to the oversight of the Board.

Expenses of the Liquidation and Dissolution of the Fund. Except as otherwise agreed with a Fund, Victory Capital shall bear all of the costs and expenses incurred by the Fund in connection with the Proposal and, if approved by the stockholders of the Funds, the Liquidation of the Fund, including, but not limited to, all printing, mailing, legal and proxy solicitation costs and expenses, and the expenses of any meeting of stockholders, whether or not the Liquidation contemplated by the Plan is affected. As agreed with each Fund, transaction costs associated with disposing of the Fund’s assets and certain other costs will be paid by the Fund.

Deregistration under the 1940 Act. As soon as reasonably practicable after a Fund makes the final Liquidating Distribution to stockholders under the Plan, the Fund will apply for deregistration under the 1940 Act. The SEC may then issue an order approving deregistration of the Fund; however, there can be no assurance that the SEC will issue such an order.

Dissolution under Maryland Law. As soon as reasonably practicable after final distributions are made to stockholders, each Fund will file Articles of Dissolution to effectuate the Fund’s dissolution under Maryland law.

Continued Operation of the Fund. The Plan provides that the Board has the authority to authorize such variations from or amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time, without stockholder approval, if the Board determines that such action would be advisable and in the best interests of a Fund and its stockholders and as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland, the 1940 Act, the Fund’s Charter and Bylaws, and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the Fund’s stockholders, such variation or amendment will be submitted to the Fund’s stockholders for approval. In addition, the Board may abandon the liquidation and dissolution of the Fund pursuant to the Plan prior to the time Articles of Dissolution are accepted for record by the State Department of Assessments and Taxation of Maryland if the Board determines that such abandonment would be advisable and in the best interests of the Fund and its stockholders. However, it is the Board’s current intention to liquidate and dissolve the Fund as soon as practicable.

Distribution Amounts

On June 9, 2025, 2025, the NAV per share of each Fund was: Pioneer Diversified High Income Fund, Inc.: [ ]; Pioneer Floating Rate Fund, Inc.: [ ]; Pioneer High Income Fund, Inc.: [ ]; Pioneer Municipal High Income Advantage Fund, Inc.: [ ]; Pioneer Municipal High Income Fund, Inc.: [ ]; and Pioneer Municipal High Income Opportunities Fund, Inc.: [ ]. The NAV per share of a Fund may change before the Plan becomes effective. The amounts to be distributed to stockholders of a Fund upon liquidation will be reduced by the ordinary expenses and liabilities of the Fund. Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to stockholders. Except for transaction costs associated with disposing of a Fund’s assets and certain other costs, no Fund will bear any of the costs and expenses incurred by it in carrying out the Plan, whether or not the Liquidation contemplated by the Plan is affected.

General Income Tax Consequences

The following is a summary of certain U.S. federal income tax considerations generally relevant to each Fund and its stockholders. No attempt is made to present a detailed explanation of the tax treatment of a Fund or its stockholders, and the discussion here is not intended as a substitute for careful tax planning. Stockholders are urged to consult their tax advisors with specific reference to their own tax situations.

This general discussion of certain U.S. federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date of this proxy statement. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, possibly with retroactive effect.

If the stockholders of a Fund approve the Liquidation pursuant to the Plan, the Fund will sell its assets and distribute the proceeds and any income to stockholders. The Fund may recognize income or gain in connection with the disposition of its assets and may recognize other income until the

Liquidation is completed. However, subject to certain requirements, the Fund may be able to deduct a portion of distributions it makes to stockholders in connection with the Liquidation and may thereby reduce all or a portion of any Fund-level tax.

For federal income tax purposes, a stockholder’s receipt of his or her pro rata share of the Liquidating Distribution will be a taxable event for the stockholder in which the stockholder will generally be viewed as having sold his or her shares in exchange for an amount equal to the cash that he or she receives. Each stockholder generally will recognize gain (or loss) for federal income tax purposes equal to the amount by which such cash exceeds (or is less than) the stockholder’s adjusted tax basis in his or her Fund shares. If any gain or loss is recognized, such gain or loss generally will be treated as long-term capital gain or loss if the stockholder held Fund shares for more than one year and otherwise generally will be treated as short-term capital gain or loss. Notwithstanding the foregoing, any loss realized by a stockholder in respect of shares with a tax holding period of six months or less will be disallowed to the extent of any exempt-interest dividends received with respect to such shares and, to the extent not disallowed, will be treated as long-term capital loss to the extent of any capital gain dividends with respect to such shares. The federal income tax treatment that the Fund stockholder would receive if such stockholder sold their entire interest in the Fund prior to the liquidation generally would be identical to the federal income tax treatment described above to a stockholder in liquidation of the stockholder’s interest in the Fund.

A Liquidating Distribution to a stockholder may be subject to backup withholding. Generally, stockholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the applicable withholding agent, those who, to such withholding agent’s knowledge, have furnished an incorrect number, and those who underreport their tax liability. Certain stockholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer’s U.S. federal income tax liability. Each Fund is required to report certain information to the Internal Revenue Service and to each U.S. stockholder, including the value of any payment or property received by each stockholder in a Liquidating Distribution.

Impact of the Plan on a Fund’s Status Under the 1940 Act

With respect to each Fund, after the Effective Date, the Fund will cease doing business as an investment company (including ceasing to invest assets in accordance with the Fund’s investment objectives) and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the SEC will issue an order approving the deregistration of such Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of a Fund’s activities as an investment company and its deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action.

Until a Fund’s deregistration as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

Procedure For Dissolution Under Maryland Law

After the Effective Date, pursuant to the Maryland General Corporation Law, Articles of Dissolution stating that the dissolution has been authorized will, in due course, be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized.

Appraisal Rights

Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

Additional Considerations with Respect to the Proposed Liquidation

In addition to the other information contained in this proxy statement, you should consider the following factors in determining whether to vote in favor of the Liquidation pursuant to the Plan.

The Funds are not able to estimate net proceeds to be received by the stockholders. The actual amounts to be distributed to a Fund’s stockholders upon the Liquidation of the Fund are subject to significant uncertainties and not possible to predict at this time. The amount available for distribution to stockholders of a Fund will be based, in part, on the value of the Fund’s assets at the time of liquidation and then-current market conditions; the amount of the Fund’s actual costs, expenses, and liabilities to be paid by the Fund in the future; the potential market impact of liquidation of portfolio securities (including the liquidation of potentially large blocks of portfolio securities) under current and developing market conditions; general business and economic conditions; and the time required to liquidate the Fund’s assets, all of which cannot be predicted with any certainty at this time.

The Funds are not able to predict at this time the length of time it would take to complete the Liquidation. Notwithstanding the approval of the Proposal at the Special Meeting by stockholders of a Fund, any claims pending against the Fund and/or the Board must be satisfactorily resolved prior to the distribution of the Fund’s assets. While the Board is not currently aware of any such claim with respect to any Fund, it is possible that such a claim could arise and that costs would be incurred to resolve it. If any such claim should arise with respect to a Fund, the Fund will not liquidate until such claim is satisfactorily resolved in the sole discretion of the Board. No Fund is able to predict when it will complete the sale of its assets or when it will distribute the Liquidation proceeds to stockholders. During the Liquidation, a Fund may deviate from its investment objective and strategies to ensure an orderly liquidation and dissolution, and may invest the proceeds from sales of its portfolio securities in cash or cash equivalent securities as soon as is reasonable and practicable depending on market conditions and consistent with the terms of the Plan. Further, the market value of a Fund’s portfolio securities may decline during the Liquidation, resulting in a reduction in the amounts available for Liquidating Distributions, and the length of the Liquidation cannot be predicted at this time as described above.

The liquidity and market price of the shares of Common Stock of a Fund could decrease. As a Fund sells its assets and distributes proceeds of the Liquidation to stockholders, the market capitalization and “float” of the shares of Common Stock of the Fund may diminish. Market interest in the shares of Common Stock of a Fund may also diminish. This could reduce the market demand for, and liquidity and price of, the shares of Common Stock of a Fund, which may adversely affect the market price of the shares of Common Stock of the Fund. When, as part of the Plan, a Fund no longer traded on the applicable stock exchange, the market demand for, and liquidity and price of, the shares of Common Stock of the Fund would further decrease.

Additional Information

Investment Adviser

Victory Capital with its principal office at 15935 La Cantera Parkway, San Antonio, TX 78256, serves as the investment adviser of each Fund. Victory Capital is a wholly-owned subsidiary of Victory Capital Operating, LLC, which is a wholly-owned subsidiary of VCH Holdings, LLC, which is a wholly-owned subsidiary of Victory Capital Holdings, Inc. (“Victory Holdings”), a publicly traded Delaware corporation. Prior to April 1, 2025, the investment adviser of each Fund was Amundi Asset Management US, Inc. (“Amundi US”), a wholly-owned subsidiary of Amundi Holdings US., Inc. (“Amundi Holdings”) and an indirect wholly-owned subsidiary of Amundi Asset Management S.A.S. (“Amundi”). As discussed above, Amundi and Victory Holdings entered into a definitive agreement to combine Amundi Holdings with Victory Holdings (the “Transaction”). The Transaction closed on April 1, 2025. Each Fund’s investment advisory agreement terminated automatically upon the Closing. Victory Capital currently serves as the investment adviser to each Fund pursuant to an interim investment advisory agreement that was approved by the Board of each Fund.

Required Vote

The holders of Common Stock and, if applicable, Preferred Stock of the Fund will vote together as a single class on the proposal to approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution.

To become effective with respect to your Fund, the liquidation and dissolution of the Fund pursuant to the Plan must be approved by a majority of all of the votes entitled to be cast at the Special Meeting and any adjournments or postponements thereof, and at which a quorum is present.

Board Recommendation

For the reasons set forth above, the Board unanimously recommends that stockholders vote “FOR” the Proposal on the enclosed proxy card.

GENERAL

The Board of each Fund knows of no other matters that are intended to be brought before the Special Meeting. Under Maryland law relating to special meetings of stockholders, no business other than the matters stated in the Notice of Special Meeting may come before the Special Meeting. However, should any procedural matter relating to the Special Meeting properly come before the Special Meeting in accordance with the applicable Fund’s Bylaws, including any question as to an adjournment of the Special Meeting, the persons named on the enclosed proxy card will vote on such procedural matter in their discretion.

Please vote promptly by signing and dating each enclosed proxy card and returning it in the accompanying postage-paid return envelope OR by following the enclosed instructions to similarly provide voting instructions by telephone or over the internet.

BY ORDER OF THE BOARD OF DIRECTORS

Patricia McClain
Secretary

PART II — ADDITIONAL INFORMATION

SECTION 1

FUNDS’ FISCAL YEAR ENDS AS OF THE RECORD DATE

Fund	Fiscal Year End
Pioneer Diversified High Income Fund, Inc.	April 30
Pioneer Floating Rate Fund, Inc.	November 30
Pioneer High Income Fund, Inc.	March 31
Pioneer Municipal High Income Advantage Fund, Inc.	March 31
Pioneer Municipal High Income Fund, Inc.	April 30
Pioneer Municipal High Income Opportunities Fund, Inc.	April 30

SECTION 2

OWNERSHIP OF SHARES OF EACH FUND

Shares Outstanding

Only stockholders of record of a Fund as of the close of business on the record date, June 9, 2025, (the “Record Date”) are entitled to notice of and to vote at such Fund’s Special Meeting. As of the Record Date, June 9, 2025, the following shares of Common Stock and Preferred Stock were issued and outstanding shares for each Fund:

	Common Stock	Preferred Stock

Pioneer Diversified High Income Fund, Inc.	8,334,759	None

Pioneer Floating Rate Fund, Inc.	12,374,933	None

Pioneer High Income Fund, Inc.	29,341,635	None

Pioneer Municipal High Income Advantage Fund, Inc.	23,914,439	Variable Rate MuniFund Term Preferred Shares Series 2021	500

Pioneer Municipal High Income Fund, Inc.	22,771,349	Variable Rate MuniFund Term Preferred Shares Series 2021	500

Pioneer Municipal High Income Opportunities Fund, Inc.	16,885,273	None

5% Share Ownership

As of June 9, 2025, or such other date as indicated below, to the best knowledge of each Fund, the following persons are the only persons known to be the beneficial owner of 5% or more of the outstanding shares of Common Stock and Preferred Stock of the Funds. Stockholders who beneficially own 25% or more of the outstanding shares of a Fund or a class of shares of a Fund, or who are otherwise deemed to “control” the Fund, may be able to determine or significantly influence the outcome of matters submitted to a vote of the Fund’s stockholders.

Pioneer Diversified High Income Fund, Inc.

To the best of the Fund’s knowledge, as of June 9, 2025, Cede & Co., a nominee for participants in the Depository Trust Company, P.O. Box 20, Bowling Green Station, New York, NY 10004, held of record 8,333,280.000 shares, equal to approximately 99.99% of the Fund’s outstanding Common Stock, including the shares shown below:

Name and Address of Beneficial Owner	Share Class	Number of Shares	% of Class
Karpus Investment Management 183 Sully’s Trail Pittsford, New York 14534	Common	1,121,165	13.45% (1)
(1)	Based on Schedule 13G/A filed by Karpus Investment Management on November 13, 2024.

Pioneer Floating Rate Fund, Inc.

To the best of the Fund’s knowledge, as of June 9, 2025, Cede & Co., a nominee for participants in the Depository Trust Company, P.O. Box 20, Bowling Green Station, New York, NY 10004, held of record 12,374,821.000 shares, equal to approximately 100% of the Fund’s outstanding Common Stock.

Pioneer High Income Fund, Inc.

To the best of the Fund’s knowledge, as of June 9, 2025, Cede & Co., a nominee for participants in the Depository Trust Company, P.O. Box 20, Bowling Green Station, New York, NY 10004, held of record 29,308,658.000 shares, equal to approximately 99.92% of the Fund’s outstanding Common Stock.

Pioneer Municipal High Income Advantage Fund, Inc.

To the best of the Fund’s knowledge, as of June 9, 2025, Cede & Co., a nominee for participants in the Depository Trust Company, P.O. Box 20, Bowling Green Station, New York, NY 10004, held of record 23,906,377.000 shares, equal to approximately 99.97% of the Fund’s outstanding Common Stock, including the shares shown below:

Name and Address of Beneficial Owner	Share Class	Number of Shares	% of Class
Saba Capital Management, L.P. Boaz R. Weinstein Saba Capital Management GP, LLC 405 Lexington Avenue, 58th Floor New York, New York 10174	Common	4,015,961	16.79% (1)
Sit Investment Associates, Inc. 3300 IDS Center 80 South Eighth Street Minneapolis, MN 55402	Common	1,904,256	7.96% (2)
RiverNorth Capital Management, LLC 360 S. Rosemary Avenue, Ste. 1420 West Palm Beach, Florida 33401	Common	1,379,762	5.77% (3)

(1)	Based on Form 4 filed by Saba Capital Management, L.P. and Boaz R. Weinstein on May 6, 2025.

(2)	Based on Form 13F filed by Sit Investment Associates, Inc. on November 13, 2024.

(3)	Based on Schedule 13G filed by RiverNorth Capital Management, LLC on November 14, 2024.

To the best of the Fund’s knowledge, as of June 9, 2025, Bank of America Corporation 100 North Tryon Street, Charlotte, North Carolina 28255 and Banc of America Preferred Funding Corporation 214 North Tryon Street, Charlotte, North Carolina 28255, held of record 500 shares, equal to 100% of the Fund’s outstanding Variable Rate MuniFund Term Preferred Shares Series 2021.

Pioneer Municipal High Income Fund, Inc.

To the best of the Fund’s knowledge, as of June 9, 2025, Cede & Co., a nominee for participants in the Depository Trust Company, P.O. Box 20, Bowling Green Station, New York,

NY 10004, held of record 22,762,707.000 shares, equal to approximately 99.97% of the Fund’s outstanding Common Stock, including the shares shown below:

Name and Address of Beneficial Owner	Share Class	Number of Shares	% of Class

Saba Capital Management, L.P. Boaz R. Weinstein Saba Capital Management GP, LLC 405 Lexington Avenue, 58th Floor New York, New York 10174	Common	4,201,829	18.45% (1)

Sit Investment Associates, Inc. 3300 IDS Center 80 South Eighth Street Minneapolis, MN 55402	Common	2,042,856	8.97% (2)

RiverNorth Capital Management, LLC 360 S. Rosemary Avenue, Ste. 1420 West Palm Beach, Florida 33401	Common	1,903,504	8.36% (3)

(1)	Based on Form 4 filed by Saba Capital Management, L.P. and Boaz R. Weinstein on April 24, 2025.

(2)	Based on Form 13F filed by Sit Investment Associates, Inc. on November 13, 2024.

(3)	Based on Schedule 13G/A filed by RiverNorth Capital Management, LLC on May 15, 2025.

To the best of the Fund’s knowledge, as of June 9, 2025, Bank of America Corporation 100 North Tryon Street, Charlotte, North Carolina 28255 and Banc of America Preferred Funding Corporation 214 North Tryon Street, Charlotte, North Carolina 28255, held of record 500 shares, equal to 100% of the Fund’s outstanding Variable Rate MuniFund Term Preferred Shares Series 2021.

Pioneer Municipal High Income Opportunities Fund, Inc.

To the best of the Fund’s knowledge, as of June 9, 2025, Cede & Co., a nominee for participants in the Depository Trust Company, P.O. Box 20, Bowling Green Station, New York, NY 10004, held of record 16,884,220.000 shares, equal to approximately 99.99% of the Fund’s outstanding Common Stock, including the shares shown below:

Name and Address of Beneficial Owner	Share Class	Number of Shares	% of Class
Sit Investment Associates, Inc. 3300 IDS Center 80 South Eighth Street Minneapolis, MN 55402	Common	2,324,843	13.77% (1)
Saba Capital Management, L.P. Boaz R. Weinstein Saba Capital Management GP, LLC 405 Lexington Avenue, 58th Floor New York, New York 10174	Common	2,161,352	12.80% (2)
RiverNorth Capital Management, LLC 360 S. Rosemary Avenue, Ste. 1420 West Palm Beach, Florida 33401	Common	1,132,947	6.71% (3)

(1)	Based on Form 13F filed by Sit Investment Associates, Inc. on November 13, 2024.

(2)	Based on Form 4 filed by Saba Capital Management, L.P. and Boaz R. Weinstein on May 8, 2025.

(3)	Based on Form 13F filed by RiverNorth Capital Management, LLC on December 3, 2024.

SECTION 3

SUBMISSION OF STOCKHOLDER PROPOSALS

Subject to stockholder approval of the Proposal, each Fund currently expects to hold the next annual stockholders’ meeting on or about October 2, 2025, which date is subject to change.

Under Rule 14a-8 under the Exchange Act (relating to stockholder proposals), any stockholder proposal that may properly be included in the Fund’s proxy statement for the 2025 annual meeting, must be received by the Secretary of the Fund at the Fund’s principal offices at 15935 La Cantera Parkway, San Antonio, Texas 78256 at least 120 calendar days prior to the anniversary of the date of mailing of the Fund’s proxy statement for the 2024 annual meeting, or on or before April 24, 2025. A proposal that is not to be included in a Fund’s proxy statement may be made at the 2025 annual meeting for such Fund only if it is received by the Secretary of the Fund at the Fund’s principal offices at 15935 La Cantera Parkway, San Antonio, Texas 78256 not earlier than 150 days (i.e., March 25, 2025) and not later than 5:00 p.m., Eastern Time, 120 days (i.e., April 24, 2025) before the anniversary date of the mailing of the Fund’s proxy materials for the 2024 annual meeting provided, however, that in the event that the date of the 2025 annual meeting for a Fund is advanced or delayed by more than thirty (30) days from the anniversary date of the 2024 annual meeting, notice by a stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of the 2025 annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2025 annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of mailing of the notice for the 2025 meeting is first made by the Fund. Each Fund’s Bylaws require that certain information must be provided by the stockholder to the Fund when notice of a nominee for election as a Director or proposal is submitted to the Fund. No Fund has received a proposal with respect to the 2025 annual meeting for such Fund.

The submission by a stockholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Stockholder proposals are subject to certain regulations under the federal securities laws.

SECTION 4

STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with the Board or any individual Director should write their Fund to the attention of Patricia McClain, Secretary, 15935 La Cantera Parkway, San Antonio, Texas 78256. The letter should indicate that you are a Fund stockholder. If the communication is intended for a specific Director and so indicates, it will be sent only to that Director. If a communication does not indicate a specific Director it will be sent to the Chair of the Nominating Committee and the outside counsel to the Independent Directors for further distribution as deemed appropriate by such persons. Stockholders with complaints or concerns regarding accounting matters may address letters to the Fund’s Chief Compliance Officer (“CCO”), 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio 44144. Stockholders who are uncomfortable submitting complaints to the CCO may address letters directly to the Chair of the Audit Committee of the Board that oversees the Fund. Such letters may be submitted on an anonymous basis.

SECTION 5

METHOD OF SOLICITATION AND EXPENSES OF PROXY

The cost of preparing, printing and mailing this Joint Proxy Statement, accompanying notice of special meeting and the accompanying proxy card for each Fund will be borne by the Victory Capital. In addition to soliciting proxies by mail, Victory Capital may have one or more of the Funds’ Directors, officers, representatives or compensated third-party agents, including Victory Capital, aid in the solicitation of proxies by telephone, facsimile, electronic mail, text message, internet, and other electronic means and by personal solicitation, and may request brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of the shares held of record by such persons.

Each Fund has retained EQ Fund Solutions, LLC to provide solicitation and advisory services in connection with this solicitation. The cost of services for all solicitations covered by this Joint Proxy statement is estimated at approximately $200,000 and will be borne by Victory Capital.

EQ Fund Solutions, LLC will solicit proxies from individuals, brokers, banks, bank nominees, and other institutional holders. EQ Fund Solutions, LLC anticipates that approximately 40 of its employees and/or other persons will be involved in soliciting the Funds’ stockholders. EQ Fund Solutions, LLC does not believe that any of its owners, managers, officers, employees, affiliates, or controlling persons, if any, is a “participant” in this proxy solicitation.

Stockholders may also be solicited by advertisements in periodicals, press releases issued by the Funds, letters from the Funds to stockholders, postings on the Funds’ website and/or other websites, including, without limitation, social media websites. Unless expressly indicated otherwise, information contained on the Funds’ website is not part of this Joint Proxy Statement. In addition, none of the information on the other websites listed in this Joint Proxy Statement is part of this Joint Proxy Statement. These website addresses are intended to be inactive textual references only.

Each Fund may also arrange to have votes recorded by telephone, the internet or other electronic means. The voting procedures used in connection with such voting methods are designed to authenticate stockholders’ identities, to allow stockholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. In the case of telephone voting, stockholders would be called at the phone number the transfer agent, Equiniti Trust Company, has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The stockholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions. In the case of automated telephone and internet voting, stockholders would be required to provide their Social Security number or other identifying information and would receive a confirmation of their instructions.

Persons holding shares as nominees will be reimbursed by the Fund, upon request, for the reasonable expenses of mailing soliciting materials to the principals of the accounts.

SECTION 6

FORM OF PLAN OF LIQUIDATION AND DISSOLUTION

This Plan of Liquidation and Dissolution (the “Plan”) of [ ] Fund, Inc. (the “Corporation”), a Maryland corporation and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), is intended to accomplish the complete liquidation and dissolution of the Corporation in conformity with the laws of the State of Maryland.

WHEREAS, the Corporation’s Board of Directors (the “Board”), including three-quarters of the Continuing Directors (as defined in the Corporation’s charter (the “Charter”)), has adopted a resolution declaring the dissolution of the Corporation advisable, considered and approved this Plan as the method of liquidating and dissolving the Corporation and has directed that the dissolution of the Corporation be submitted to the stockholders of the Corporation (the “Stockholders”) for their consideration.

NOW, THEREFORE, the liquidation and dissolution of the Corporation shall be carried out in the manner hereinafter set forth:

1.   Effective Date of Plan. The Plan shall become effective only upon the approval of dissolution of the Corporation by the Stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter at a duly called meeting of the Stockholders at which a quorum is present. The day of such approval by the Stockholders is hereinafter called the “Effective Date.”

2.   Cessation of Business. After the Effective Date, the Corporation shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Corporation’s liabilities as provided in Section 5 herein, and distributing its remaining assets to the Stockholders in accordance with this Plan.

3.   Fixing of Interests and Closing of Books. The proportionate interests of Stockholders in the assets of the Corporation shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date, or on such later date as may be determined by the Board (the “Determination Date”). On the Determination Date, the books of the Corporation shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the Stockholders’ respective interests in the Corporation’s assets shall not be transferable by the negotiation of share certificates and the Corporation’s shares will cease to be traded on the [New York Stock Exchange (the “NYSE”)/NYSE American].

4.   Notice of Liquidation. As soon as practicable after the Effective Date, the Corporation shall mail notice to its known creditors, if any, at their addresses as shown on the Corporation’s records, that this Plan has been approved by the Board of Directors and the Stockholders and that the Corporation will be liquidating its assets, to the extent such notice is required under the Maryland General Corporation Law (the “MGCL”).

5.   Liquidation of Assets and Payment of Debts. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of the Corporation shall be converted to cash or cash equivalents. As soon as practicable after the Effective Date, the Corporation shall pay, or make reasonable provision to pay in full all known or reasonably ascertainable liabilities of the Corporation incurred or expected to be incurred prior to the date of the final Liquidating Distribution provided for in Section 8 below.

6.   Declaration of Dividend. As part of the Plan, with the intention to eliminate all liability of the Corporation for corporate-level U.S. federal income and excise tax imposed pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), the Corporation will declare such one or more dividends as the Treasurer of the Corporation may deem necessary or appropriate, taking into account all Corporation distributions and any amounts treated as distributed by the Corporation pursuant to Code Section 562(b), in each case, with respect to the taxable year that includes the final Liquidating Distribution that qualify for the dividends paid deduction under Section 561 of the Code, to distribute: (a) all of the Corporation’s investment company taxable income and net tax-exempt income (in each case determined without regard to the dividends paid deduction) and net capital gain (as defined by the Code) for: (i) the taxable year of the Corporation through and including the date of the final Liquidating Distribution, and (ii) any prior taxable year in respect of which, at the time of declaration and payment, the Corporation was eligible to declare and pay a spillback dividend under Section 855(a) of the Code; and (b) such additional amount, if any, as is required to avoid the imposition of the excise tax described in Section 4982 of the Code, to be payable on or before the date of the final Liquidating Distribution, to the stockholders of record of the Corporation as of such date as the Treasurer of the Corporation shall determine. For purposes of the foregoing, the total and per share amounts of such dividends shall be determined by the Treasurer of the Corporation and such determinations shall be binding and conclusive for all purposes.

7.   Redemption. With respect to Pioneer Municipal High Income Fund, Inc. and Pioneer Municipal High Income Advantage Fund, Inc., as soon as practicable after the Effective Date and prior to the distribution of assets to the holders of the Corporation’s common stock, as contemplated in Section 8 hereof, the Corporation shall redeem all outstanding shares of the Variable Rate MuniFund Term Preferred Shares, par value $0.001 per share (the “Preferred Stock”), of the Corporation, to the extent that the Fund has such Preferred Stock outstanding, in accordance with the terms of the Preferred Stock.

8.   Liquidating Distributions.

(a) The Plan is intended to, and shall, constitute a plan of liquidation constituting the complete liquidation of the Corporation as described in Sections 331 and Section 562(b) of the Code. The Corporation’s assets shall be distributed by one or more cash payments to the Stockholders of record as of the Determination Date in complete cancellation of all of the outstanding shares of stock of the Corporation (each, a “Liquidating Distribution”), ratably on a class by class basis according to the Stockholder’s proportionate interest in the net assets of the Corporation attributable to the portfolio investments of the Corporation that were able to be converted to cash or cash equivalents (net of reserves) as of the date of payment of such Liquidating Distribution and were then available for distribution.

(b) The Corporation may pay more than one Liquidating Distribution to Stockholders or may pay a Liquidating Distribution in more than one installment if appropriate to ensure the orderly disposition of portfolio investments, and may, except as provided in Section 8(d) below, (i) pay one or more Liquidating Distributions by transferring (each a “Transfer”), on behalf of the Stockholders, assets that were not able to be converted to cash or cash equivalents to a liquidating trust (or other appropriate liquidating vehicle) (a “Liquidating Trust”) established for the benefit of the Stockholders, and/or (ii) as soon as reasonably practicable following the appearance of a market, convert such remaining portfolio securities to cash at a price designed to achieve best execution followed by the payment of one or more liquidating distributions in cash to Stockholders as of the close of business on the Effective Date, unless Victory Capital Management Inc. (“Victory Capital”), the Corporation’s investment adviser, determines that temporarily delaying such conversion would be in the best interests of Stockholders. The Corporation shall also be authorized to transfer to the Liquidating Trust any unpaid liabilities or expenses, whether known or unknown, of the Corporation and an amount of cash deemed necessary or appropriate by the Treasurer of the Corporation to pay such liabilities or expenses or any liabilities or expenses of the Liquidating Trust.

(c) Upon payment of the final Liquidating Distribution, including a final Liquidating Distribution of interests in a Liquidating Trust (as contemplated by the preceding paragraph), all outstanding shares of the Corporation shall be redeemed. Any remaining property held by the Corporation after the Termination Date (as defined below) will remain in custody with the appropriate custodian (including any applicable foreign sub-custodian) until any applicable dormancy period expires and will be escheated to the State of Maryland to the extent permitted by, and in accordance with, applicable law and regulation.

(d)  (i) If, at the Effective Date, the Corporation holds Unmarketable Securities, the Corporation (A) will continue to hold such Unmarketable Securities for the period from the Effective Date through the Termination Date (as defined below), and (B) will instruct its custodian to continue to maintain a record of the Corporation’s ownership of those Unmarketable Securities on its books and records.

(ii) If, at any time prior to the Termination Date, Victory Capital determines that legal, regulatory, or market developments have occurred so that the Corporation may lawfully sell such Unmarketable Securities in transactions on the principal exchange for such Securities and unless Victory Capital determines that temporarily delaying such a sale would be in the best interests of Stockholders, Victory Capital shall retain a broker, dealer, transition manager, or entity acting in a similar capacity (a “Transition Manager”) to sell such Unmarketable Securities as soon as reasonably practicable, consistent with seeking best execution for the Corporation. The fees and expenses of any such Transition Manager shall be paid solely from the proceeds of any sale of Unmarketable Securities effected by it. The Corporation may alternatively sell any or all Unmarketable Securities in private transactions at a time when the Corporation is not able to sell the securities on their principal exchanges if Victory Capital considers that such sales would be appropriate.

(iii) The Corporation shall distribute the net proceeds of any sale of Unmarketable Securities contemplated by clause (ii) above in one or more additional Liquidating Distributions within 60 days after their receipt, the cost of such distribution to be paid solely from such proceeds; provided, however, that Victory Capital may, in its discretion, delay any such distribution for up to an additional 90 days (or such longer period as it may determine to be in the best interests of Stockholders) if it determines in its discretion that actual or potential legal, regulatory, or market developments are such that additional Unmarketable Securities may be sold during that period, whose proceeds may be combined with those previously received and undistributed.

(iv) The Corporation will be terminated (A) upon payment of the final Liquidating Distribution and redemption of all outstanding shares of the Corporation or as soon as practicable thereafter; (B) after all securities owned by the Corporation at the time cease, by governmental or other action, to represent valid legal interests of the Corporation in their issuers; or (C) if earlier than (A) or (B), on a date on or after December 31, 2026 determined by the Board of the Corporation upon recommendation of Victory Capital (the “Termination Date”). In the case of (B) or (C), immediately prior to the Termination Date, any Unmarketable Securities will be written off of the records of the Corporation and disposed of in a manner determined by Corporation management, subject to the oversight of the Board; the Corporation will make no further distributions in respect of such Unmarketable Securities.

(v) In the event of any inconsistency between the provisions of this Section 8(d) and any other provision of this Plan, this Section 8(d) shall control in respect of any Unmarketable Securities held by the Corporation.

(vi) The term “Unmarketable Securities” shall mean any securities shown on the books of the Corporation as held by the Corporation at the Effective Date and that cannot be transferred or disposed of by the Corporation as of the Effective Date.

(e) After the final Liquidating Distribution, if the Corporation receives any form of cash or is entitled to any other distributions that it had not recorded on its books on or before the final Liquidating Distribution, such cash or distribution (after taking into account all expenses associated with effecting the disposition thereof) shall be distributed as directed by the Board and in such manner as the Board or, subject to the direction of the Board, the officers of the Corporation shall deem appropriate.

(f) The final Liquidating Distribution shall occur as soon as is reasonable and practicable after the Effective Date and in any event no later than one day prior to the date that is two years after the Effective Date.

9.  Transfers. Any Transfer shall be made pursuant to an instrument of transfer and such other appropriate documentation as may be deemed necessary or appropriate by one or more officers of the Corporation.

10.  Expenses of the Liquidation and Dissolution of the Corporation. Except as otherwise agreed with the Fund, Victory Capital shall bear all of the expenses incurred in carrying out this Plan.

11.  Power of Board of Directors. The Board of Directors and, subject to the direction of the Board of Directors or a duly authorized committee thereof, the Corporation’s officers, shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation: (i) the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the MGCL, the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, [NYSE/NYSE American] rules or any other applicable laws or regulations; (ii) acting on behalf of the Stockholders, the establishment of a Liquidating Trust for the benefit of the Stockholders, the appointment of a trustee and/or manager of such Liquidating Trust to act on behalf of the Stockholders to dispose of Liquidating Trust assets and distribute proceeds to the Stockholders, net of any expenses, liabilities or reserves, and the transfer of Corporation assets to such Liquidating Trust and distribution of interests in the Liquidating Trust as a Liquidating Distribution; and (iii) such other actions as they deem appropriate, in each case without Stockholder action.

12.  Amendment or Abandonment of Plan. The Board of Directors shall have the authority to authorize such variations from or amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without Stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Corporation and its Stockholders, as may be necessary or appropriate to effect the marshalling of Corporation assets and the dissolution, complete liquidation and termination of existence of the Corporation, and the distribution of its net assets to Stockholders in accordance with the laws of the State of Maryland, the 1940 Act, the Charter and bylaws of the Corporation, and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board of Directors, will materially and adversely affect the interests of the Stockholders, such variation or amendment will be submitted to the Stockholders for approval. In addition, the Board of Directors may abandon this Plan prior to the filing of the articles of dissolution (the “Articles of Dissolution”) if it determines that abandonment would be advisable and in the best interests of the Corporation and its stockholders.

13.  Deregistration as an Investment Company. Upon completion of the Liquidating Distribution, the Corporation shall file with the Securities and Exchange Commission an application for an order declaring that the Corporation has ceased to be an investment company.

14.  Dissolution. As promptly as practicable, but in any event no earlier than 20 days after the mailing of notice to the Corporation’s known creditors, if any, the Corporation shall be dissolved in accordance with the laws of the State of Maryland and the Charter, by filing Articles of Dissolution with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Upon the SDAT’s acceptance of the Articles of Dissolution for record or such other time established under the Articles of Dissolution (not to exceed 30 days after the articles of dissolution are accepted for record), as provided by Section 3-408(a) of the MGCL, the Corporation shall be dissolved. Once dissolved, if any additional assets remain available for distribution to the Stockholders, the Board may provide such notices to Stockholders and make such distributions in the manner provided by the MGCL.

15.  Appraisal Rights. Stockholders will not be entitled to appraisal rights in connection with the Plan.

16.  Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Maryland.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY! PROXY CARD SIGN, DATE AND VOTE ON THE REVERSE SIDE PROXY VOTING OPTIONS 1. MAIL your signed and voted proxy back in the postage paid envelope provided 2. ONLINE at [ ] using your proxy control number found below 3. By PHONE when you dial toll- free [ ] to reach an automated touchtone voting line 4. By PHONE with a live operator when you call toll-free [ ] Monday through Friday 9:00am – 10:00pm Eastern Time CONTROL NUMBER Pioneer [ ] Fund, INC. (“[ ]” or the “Fund”) PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 17, 2025 This proxy is solicited on behalf of the Board of Directors of the Fund. I (we) the undersigned holder(s) of shares of stock of the Fund, having received notice of the meeting and proxy statement, and revoking all prior proxies, hereby appoint [ ], and each of them, my (our) attorneys (with full power of substitution in them and each of them) for and in my (our) name(s) to attend the Special Meeting of Stockholders (the “Special Meeting”) of the Fund scheduled to be held on July 17, 2025, at 2:00 p.m. Eastern Time at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, MA 02110 and any postponements or adjournments thereof, and to vote and act upon the following matters (as more fully described in the accompanying proxy statement) in respect of all shares of stock of the Fund which I (we) would possess if personally present. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting (including any postponements or adjournments thereof). Do you have questions? If you have any questions about how to vote your proxy, please call toll-free [ ]. Representatives are available to assist you Monday through Friday 9:00am – 10:00pm Eastern Time. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on July 17, 2025. The proxy statement for this meeting is available at: https://[ ]

PIONEER [ ] FUND, INC YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement. Your signature(s) on this proxy card should be exactly as your name(s) appear on the reverse side of this proxy card. If the shares are held jointly, either owner may sign this proxy card. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing. SIGNATURE (AND TITLE IF APPLICABLE) DATE SIGNATURE (IF HELD JOINTLY) DATE This proxy is solicited on behalf of the Fund’s Board of Directors. If you specify a vote for the Proposal, your proxy will be voted as you indicate. If you simply sign and date the proxy card, but don’t specify a vote for the Proposal, your shares will be voted “FOR” the Proposal. The proxy will be voted in accordance with the proxy holders’ discretion as to any other business that may properly come before the Special Meeting of Stockholders or before any adjournments or postponements thereof. THE FUND’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING PROPOSAL. TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: • FOR AGAINST ABSTAIN 1. To approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution as described in the Joint Proxy Statement. Ë Ë Ë THANK YOU FOR VOTING